Exhibit 10.4

Memorandum of Agreement

Tribal Building Solutions, LLC a Native entity owned and member managed by Don Meyer and Marc Gettemy, request that Bundled Builder Solutions, Inc. provide the following services for upcoming projects including but not limited to Native American or Indian Communities:

I.	Construction services from trench to warranty

II.
Construction management services including:  pre-bid work, bidding support necessary to provide a complete price, set up local area labor bidding for pricing structure, manage the on-site construction including a local tribal supervisor on the project management team, handle all quality assurance elements including warranty process, prepare billing and inspection process, provide all on-site communication and coordinate same with TBS.

III.
Construction consulting including pro-forma input on annual business plan goals, pre-bid feasibility review, development and delivery of construction management leadership principles including strategy and tactics, as well as Quality Assurance System development in Tribal Building Solutions’ trade contractor base according to regional needs.

Submitted by:

Don Meyer                                                                           Marc Gettemy

    Managing Member                                                                                                         Managing Member

Tribal Building Solutions, LLC    2736 E Verbena Drive       Phoenix, AZ 85048